Exhibit 10.67

Effective January 1, 2014

Michelle Vicary

[address]

Dear Ms. Vicary:

This will confirm our agreement to amend your employment agreement with Crown Media Holdings, Inc. (“Crown”) dated January 1, 2012 (the “Agreement”), as follows:

1.                                      Your new title will be “Executive Vice President, Programming and Network Publicity.”

2.                                      The term of the Agreement and your employment by Crown as set forth in Paragraph 2 of the Agreement is extended until December 31, 2016, unless otherwise terminated in accordance with the terms of the Agreement.

3.                                      Your base salary as set forth in Paragraph 3 of the Agreement will increase to Four Hundred Fifty Thousand Dollars ($450,000.00) effective March 1, 2014.

Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours,
Crown Media Holdings, Inc.

By:	/s/ William Abbott
Name: William Abbott
Title: President and Chief Executive Officer

Agreed and Accepted:

/s/ Michelle Vicary
Michelle Vicary